Exhibit 3.37

CERTIFICATE OF INCORPORATION

OF	[STAMP]

21st CENTURY ONCOLOGY OF NEW JERSEY, INC

THIS IS TO CERTIFY that the undersigned does hereby organize, under and by virtue of the provisions of the Title 14A:2-7 of the New Jersey Business Corporation Act, as hereinafter set forth:

FIRST:	The name of the Corporation is: 21st Century Oncology of New Jersey, Inc. (the “Corporation”).

SECOND:	The Corporation is organized to engage in any activity within the purposes for which corporations may be organized under NJSA 14A: 1-1 et seq.

THIRD:

The Corporation shall have and exercise all powers and privileges now or subsequently conferred by the laws of the State of New Jersey, including, without limitation, all powers necessary or appropriate for the accomplishment of the stated purposes for which the Corporation is organized.

FOURTH:	The aggregate number of shares of stock which the Corporation shall have the authority to issue is Two Hundred (200) shares of common stock, with no par value (“Common Stock”).

FIFTH:	The address of the Corporation’s initial registered office is: .Corporation Service Company, Inc.; 830 Bear Tavern Road, #305; West Trenton, New Jersey 08628.

SIXTH:

The number of directors shall be governed by the By-laws of the Corporation. The number of directors constituting the initial Board of Directors of the Corporation shall be six (6), and their names and addresses are:

Name:	Address:
Daniel Dosoretz, M.D.	c/o 21ST Century Oncology of New Jersey, Inc. 2234 Colonial Boulevard Fort Myers, Florida 33907

Michael Katin, M.D.	c/o 21ST Century Oncology of New Jersey, Inc. 2234 Colonial Boulevard Fort Myers, Florida 33907

Name:	Address:
James Rubenstein, M.D.	c/o 21ST Century Oncology of New Jersey, Inc. 2234 Colonial Boulevard Fort Myers, Florida 33907

Peter Blitzer, M.D.	c/o 21ST Century Oncology of New Jersey, Inc. 2234 Colonial Boulevard Fort Myers, Florida 33907

Howard Sheridan M.D.	c/o 21ST Century Oncology of New Jersey, Inc. 2234 Colonial Boulevard Fort Myers, Florida 33907

Graciela Garton, M.D.	c/o 21ST Century Oncology of New Jersey, Inc. 2234 Colonial Boulevard Fort Myers, Florida 33907

SEVENTH:	The duration of the Corporation is perpetual.

EIGHTH:	The Board of Directors has the authority to make, alter and repeal by-laws for the Corporation.

NINTH:

No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for any loss, liability or damages (including attorneys’ fees) which may arise out of or in connection with any act or conduct undertaken or committed in his or her capacity as a director or officer; except that this provision shall not relieve a director or officer from liability from any breach of duty based on an act or omission (i) in breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in the receipt by the director or officer of an improper personal benefit. No amendment to, expiration of or repeal of this certificate of incorporation shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, expiration or repeal.

TENTH:	The incorporator’s name and address Kerry A. Shine, Garfunkel, Wild & Travis, P.C, 111 Great Neck Road, Great Neck, New York 11021.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 20th day of January, 2004.

/s/ Kerry A. Shine
Kerry A. Shine
Incorporator

STATE OF NEW JERSEY
DEPARTMENT OF THE TREASURY
FILING CERTIFICATION (CERTIFIED COPY)

21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
0100919002

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department a Certificate of Incorporation on January 22nd, 2004 and that the attached is a true copy of this document as the same is taken from and compared with the original(s) filed in this office and now remaining on file and of record.

[SEAL]	IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 31st day of March, 2010

/s/ Andrew P Sidamon-Eristoff
Certificate Number: 116778565 Verify this certificate online at https://wwwl.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp	Andrew P Sidamon-Eristoff State Treasurer